Exhibit 99.3
SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Unaudited Consolidated Financial Statements
As of September 30, 2014 and June 30, 2014
And the Three Months Ended September 30, 2014 and 2013

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

Table of Contents

Consolidated Balance Sheets - September 30, 2014 (Unaudited) and June 30, 2014    3

Consolidated Statements of Operations - Three Months Ended September 30, 2014 (Unaudited) and 2013 (Unaudited)     4

Consolidated Statements of Cash Flows- Three Months Ended September 30, 2014 (Unaudited) and 2013 (Unaudited)     5
Notes to Consolidated Financial Statements (Unaudited)    6-15

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

Consolidated Balance Sheets

	September 30, 2014 (Unaudited)	June 30, 2014
Assets
Cash and cash equivalents	$4,298,774	$11,948,746
Fee advances	32,000	-
Accounts and other receivables	95,314	1,296,817
Prepaid expenses and other assets	627,705	795,756
Property and equipment, net (Note 5)	3,017,921	3,225,440
Intangible assets, net (Note 4)	10,056,679	9,281,982
Total assets	$18,128,393	$26,548,741
Liabilities and Members’ Capital
Liabilities:
Accounts payable and other liabilities (Note 7)	$8,072,447	$7,579,546
Total liabilities	8,072,447	7,579,546
Commitments and contingencies (Note 11)
Members’ capital:
Incentive member units, no par value, 786.961 authorized;
786.961 issued and outstanding	306,144	281,283
Common member units, no par value, 4,209.750 authorized;
4,009.750 issued and outstanding	2,703,750	2,629,647
Retained earnings	7,046,052	16,058,265
Total members’ capital	10,055,946	18,969,195
Total liabilities and members’ capital	$18,128,393	$26,548,741

See accompanying notes to consolidated financial statements.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013

Revenues - refund transfer fees and related	$953,152	$1,224,230
Operating expenses:
Costs of services	2,643,729	2,856,681
Compensation and related costs	2,406,060	2,208,148
Other operating costs	1,811,298	2,081,500
Depreciation and amortization	504,274	479,526
Total operating expenses	7,365,361	7,625,855
Operating loss	(6,412,209)	(6,401,625)
Other income (expense):
Interest income	-	257
Interest expense	(7)	-
Other expense, net	-	(9,897)
Other income (expense), net	(7)	(9,640)
Net loss	$(6,412,216)	$(6,411,265)

See accompanying notes to consolidated financial statements.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
Cash flows from operating activities:
Net loss	$(6,412,216)	$(6,411,265)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	504,274	479,526
Deferred rent expense	(12,747)	218,500
Share-based compensation	98,964	253,297
Loss on disposal of property and equipment	-	175,618
Net change in:
Fee advances	(32,000)	-
Accounts and other receivables	1,201,504	58,488
Prepaid expenses and other assets	168,051	180,765
Accounts payable and other liabilities	505,649	178,922
Net cash used in operating activities	(3,978,521)	(4,866,149)
Cash flows from investing activities:
Purchases of property and equipment	(71,454)	(209,741)
Proceeds from sales of property and equipment	-	805
Purchase of intangible assets	(1,000,000)	-
Net cash used in investing activities	(1,071,454)	(208,936)
Cash flows from financing activities:
Distributions to members	(2,599,997)	-
Net cash used in financing activities	(2,599,997)	-
Net decrease in cash and cash equivalents	(7,649,972)	(5,075,085)
Cash and cash equivalents at beginning of year	11,948,746	10,485,685
Cash and cash equivalents at end of period	$4,298,774	$5,410,600

See accompanying notes to consolidated financial statements.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

Notes to Consolidated Financial Statements (Unaudited)

(1)	Nature of Business
SBBT Holdings, LLC (the Company) is a Delaware limited liability company formed on December 30, 2009. The Company is the holder of all of the Common Units of its subsidiaries, Santa Barbara Tax Products Group, LLC (referred to as SBTPG), which is a Delaware limited liability company formed on December 28, 2009 and TPG Financial Services, LLC (referred to as TPG Financial Services), which is a Delaware limited liability company formed on April 12, 2011.
SBTPG, in partnership with multiple banks, provides tax refund processing and funds transfer services for the tax preparation industry, in order to facilitate the receipt of funds from the Internal Revenue Service (IRS) and states with regard to tax refunds due to individuals. SBTPG offers products in all 50 states and Puerto Rico through tax professionals as well as through online software providers. SBTPG manages the day‑to‑day operations to facilitate the payments and transfers between the taxpayer, the IRS, the tax preparation firm, the bank, and SBTPG. These services include automated clearing house (ACH) transactions, check processing, account setup, administration of customer sales and marketing, and customer service (call center) activities.
SBTPG offers refund transfers (RTs). An RT is an electronic transfer of an income tax refund directly to the taxpayer. SBTPG, along with its partner banks, acts as a conduit from the IRS and state tax authorities to the taxpayer, enabling an expedited delivery of the taxpayer’s income tax refund.
TPG Financial Services provides short-term loans to tax preparers and enrolled agent customers of SBTPG collateralized by the preparers or agents tax return preparation fees.

(2)	Summary of Significant Accounting Policies
The significant accounting policies are set forth below:

(a)	Basis of Presentation and Consolidation
The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The consolidated financial statements include the accounts of the Company and SBTPG, its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

(a)	Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment and the valuation of property and equipment, intangible assets, and share‑based compensation.

(b)	Cash and Cash Equivalents
Cash and cash equivalents are defined as cash on hand and in banks plus all short‑term highly liquid investments purchased with an original maturity of three months or less.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

(2)	Summary of Significant Accounting Policies (Continued)

(c)	Prepaid Expenses and Other Assets
Prepaid expenses and other assets consist primarily of prepaid expenses which are amortized over the period of benefit on a straight-line basis, as well as operating lease deposits at cost.

(d)	Accounts and Other Receivables
Accounts and other receivables primarily consist of refund transfer and related fees earned. Management reviews accounts receivable on a monthly basis to determine if any receivable will potentially be uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, if necessary, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Management has determined that no allowance for doubtful accounts was needed at September 30, 2014 or June 30, 2014.

(e)	Property and Equipment
Property and equipment are stated at cost. Major renewals and betterments are capitalized while replacements, maintenance, and repairs that do not extend the life of the respective assets are charged to expense as incurred. Property and equipment are depreciated using the straight‑line method over their estimated useful lives. Leasehold improvements are depreciated over the shorter of the lease term or estimated useful life of the respective asset (Note 5).

(f)	Intangible Assets
Intangible assets consist of acquired assets with finite lives (Note 4). Costs of intangible assets with finite useful lives are amortized on the straight‑line basis over their estimated useful lives.

(g)	Impairment of Long‑Lived Assets
Long‑lived assets, such as property and equipment, and acquired intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long‑lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long‑lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third‑party independent appraisals, as considered necessary. At September 30, 2014 and June 30, 2014, no impairment in long‑lived assets has been identified.

(h)	Revenue Recognition
Revenue from RT fees is presented net of transaction-based fees and is recognized as earned when customer tax return refunds are paid to the taxpayer after being received from the IRS or state taxing authorities.

(i)	Income Taxes
The Company is organized as a limited liability company, which is treated as a partnership for federal and state income tax purposes. The Company’s taxable income or loss is reportable by its members.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

(2)	Summary of Significant Accounting Policies (Continued)
Although the Company is not subject to federal income tax, the Company operates in certain state and local jurisdictions that assess taxes on the Company, rather than on its members.
The Company applies the authoritative guidance related to the accounting for uncertainty in income taxes. The Company has concluded that there is no impact related to uncertain tax positions, and as such, has no liability for uncertain tax positions. The United States of America is the major tax jurisdiction for the Company. Management believes the Company remains subject to income tax examinations for all fiscal years since inception.

(j)	Members’ Capital
The Limited Liability Company Agreement of SBBT Holdings, LLC (the Agreement) created three classes of membership interests in unit increments including Preferred Units, Common Units, and Incentive Units. The board of directors is authorized to issue as many Common Units and Incentive Units as it deems necessary, and up to 3,840 Series A Preferred Units. There are 4,209.750 Common Units and 786.961 Incentive Units currently authorized by the Agreement. There were no outstanding preferred units as of September 30, 2014 and June 30, 2014.
The three classes of units have the following characteristics:
Redemption/Conversion – The Company has the right to repurchase forfeited or unvested Common Units upon a forfeiture event, as defined, equal to the issue price, if any. The Company also has the right to repurchase earned or vested Common Units upon a forfeiture event, as defined, equal to the fair market value as of the date of such forfeiture event. Common Unit holders earn the right to full ownership of the units over a specified service period, if any. All unvested Common Units have the same rights as Common Units until forfeiture.
Preferred Units are not convertible into Common Units and are redeemable at the option of the Company. Incentive Units are not convertible into Common Units and are not redeemable at the option of the Company, except upon a forfeiture event, as defined.
Forfeitures – Incentive Units are forfeited upon certain forfeiture events. Restricted Common Units can be repurchased by the Company at issue price for unearned restricted Common Units or fair market value for earned restricted Common Units; both upon certain forfeiture events.
Distributions – Holders of the Series A Preferred Units are entitled to a preferred return that accrues daily at an annual rate of 12% of the value of their preferred holdings. The full preferred return amount compounds on an annual basis to the extent it remains unpaid. Next, distributions are made to return Preferred Unit capital of $1,000 per unit. After making the required distributions to holders of the Series A Preferred Units, distributions may be made to the holders of Common Units and the eligible holders of Incentive Units pro rata based on the aggregate number of Common Units and Incentive Units outstanding at the time of such distribution.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

(2)	Summary of Significant Accounting Policies (Continued)
(k)     Members’ Capital (Continued)
Profits and Losses – The Agreement stipulates that profits be allocated first to the Series A Preferred Members on a pro rata basis based on the cumulative preferred return earned, then allocated to the Common Members and the Incentive Members based on the aggregate number of Common Units and eligible Incentive Units held. Losses are allocated first to the Common Members on a pro rata basis based on the number of units held until their capital accounts are reduced to zero. Any remaining losses are then allocated to the Series A Preferred Members on a pro rata basis. All items of income, gain, loss, and deduction for federal, state, and local income tax purposes are allocated in the same manner.
Preemptive Rights – Each Common Unit holder has the right to purchase any offered non-restricted Common Units prior to offering the units to others.
Transfers – Holders of units are subject to agreement provisions including a right of first offer by the Company, among other transfer rights and restrictions. The Company has the specific right to repurchase in part or in whole on a pro rata basis the Series A Preferred Units.
Voting – Holders of Series A Preferred Units and Incentive Units do not have the right to vote. The holders of Common Units shall vote as a combined class on all matters.
Liquidation – The holders of Series A Preferred Units shall have liquidation preference over the holders of Incentive and Common Units. In the event of any complete liquidation, dissolution, or winding‑up of the Company, the holders of Series A Preferred Units shall be entitled to receive a sum equal to the original issue price plus the amount of any preferred returns unpaid before any distribution shall be made to the holders of Common Units and Incentive Units. Any remaining proceeds are to be distributed among the holders of Common Units and Incentive Units on a pro rata basis.

(k)	Share-Based Compensation
The Company recognizes as compensation expense the value at grant date of all equity-based awards, including Incentive and Common Units and warrants, granted to employees and directors in exchange for services over the related service (vesting) period.
The Company estimates the value of its share-based compensation related to its Common Units by considering the Company’s recent equity transactions and performing a discounted further cash flow analysis of the Company.
The Company estimates the value of its share-based compensation related to its Incentive Units and warrants using the calculated value method. The calculated value method permits certain nonpublic companies which do not have sufficient information available regarding the expected volatility of their share price to account for equity-based awards and similar instruments using the historical volatility of an appropriate industry sector index or comparable public company it believes would be representative of its own position in the market, as a substitute for the expected volatility of its own share (unit) price. In calculating the value of its warrants, the Company uses the historical volatility of a company for the historical period equal to the expected term of the warrants granted.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

(2)	Summary of Significant Accounting Policies (Continued)

(l)	Concentrations
The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash in institutional deposit accounts, primarily at one financial institution, which at times may exceed federally insured limits. No losses have been experienced related to such accounts.

(m)	Subsequent Events
On September 18, 2014, the Company entered into a definitive agreement to be acquired by Green Dot Corporation for approximately $320 million in cash and common stock, plus additional contingent consideration. On October 23, 2014, the Company completed this merger and consummated its sale to Green Dot Corporation.

(3)	Fee Advance and Loan Program
During the fiscal year ended June 30, 2014, the Company made available a Fee Advance and Loan Program that consisted of revolving short-term loans to its tax preparer and enrolled agent customers collateralized by their clients’ tax return preparation fees. In connection with this program, the Company had access to a $21,000,000 revolving line of credit facility with a bank during fiscal year 2014 (Note 8). During the fiscal year 2014, the Company advanced a total of $42,510,697 to the tax preparers and enrolled agents in the program. Of these amounts, $23,088,924 were funded through the aforementioned credit facilities during the fiscal year 2014. All amounts funded under the program were fully collected, and no amounts were outstanding as of June 30, 2014.
During the period ended September 30, 2014, the Company made available a similar Fee Advance and Loan Program that consisted of revolving short-term loans to its tax preparer and enrolled agent customers collateralized by their clients’ tax return preparation fees. In connection with this program, the Company had access to a $15,000,000 revolving line of credit facility with a bank (Note 8). During the period ended September 30, 2014, the Company advanced a total of $32,000 to the tax preparers and enrolled agents in the program. Of these amounts, none were funded through the aforementioned credit facility. $32,000 in Fee Advances were outstanding as of September 30, 2014.

(4)	Intangible Assets
Intangible assets consisted of the following as of September 30 and June 30, 2014:

	Estimated
	Useful Lives	September 30, 2014	June 30, 2014

Amortizing intangible assets:
Customer list	15 years	$9,770,000	$8,770,000
Acquired software	15 years	3,850,000	3,850,000
Trademark names	15 years	640,000	640,000

Total intangible assets		14,260,000	13,260,000

Less accumulated amortization		(4,203,321)	(3,978,018)

Intangible assets, net		$10,056,679	$9,281,982

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

(4)	Intangible Assets (continued)
On August 18, 2014 pursuant to an Asset Purchase Agreement, the Company acquired the customer list and all of the rights to the customer relationships of a customer for $1,000,000. The Customer list will be amortized over 15 years.
Amortization expense for the intangible assets was $225,302 and $221,001 for the periods ended September 30, 2014 and September 30, 2013, respectively. Amortization expense for the next five years is expected to be $909,810 per year.

(5)	Property and Equipment
Property and equipment consisted of the following as of September 30 and June 30, 2014

	Estimated
	Useful Lives	September 30, 2014	June 30, 2014

Equipment	3 years	$2,283,982	$2,229,591
Furniture and fixtures	3 – 7 years	713,195	713,195
Software	3 years	379,976	362,914
Leasehold improvements	Lesser of
	asset life or
	remaining lease term	1,585,596	1,585,596

Total property and equipment		4,962,749	4,891,296

Less accumulated depreciation		(1,944,828)	(1,665,856)

Property and equipment, net		$3,017,921	$3,225,440

Depreciation expense was $278,972 and $258,525 for the periods ended September 30, 2014 and September 30, 2013, respectively.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

(6)	Restricted Agreements – Common and Incentive Units
During the period ended September 30, 2014, the Company granted no restricted Common Units or Incentive Units, and during the period ended September 30, 2013, the Company granted no restricted Common Units and issued 12 Incentive Units. The restricted Common Units and Incentive Units are considered equity awards and are subject to service conditions. The units vest over the related service (vesting) period, generally four years, and as such service periods pass, the vested units are expensed as compensation to the recipient. These units vest through July 1, 2018. As of September 30 and June 30, 2014 574.668 of the Company’s Incentive Units were vested and 24.000 and 12.000, respectively, of the Company’s restricted Common Units were vested.
Share-based compensation expense recognized for the restricted Common Units and Incentive Units, which is included in the consolidated financial statements for the periods ended September 30, 2014 and September 30, 2013 was $98,964 and $253,297, respectively. As of September 30 and June 30, 2014, there was approximately $974,000 and $1,073,000, respectively, of total unrecognized share-based compensation expense related to restricted Common Units and Incentive Units. That cost is expected to be recognized through the year ended June 30, 2019.

(7)	Accounts Payable and Other Liabilities
Accounts payable and other liabilities consisted of the following as of September 30 and June 30, 2014

	September 30, 2014	June 30, 2014

Accrued bonus	$-	$1,124,931
Other accrued compensation and related	494,219	579,154
Accounts payable	397,976	504,584
Deferred rent	2,072,173	2,084,920
Other accrued liabilities	5,108,079	3,235,017

	$8,072,447	$7,579,546

(8)	Revolving Lines of Credit
On July 1, 2011, the Company entered into a $5,000,000 Revolving Loan Agreement (the Loan Agreement) with Amegy Bank National Association (Amegy). The Company could borrow and repay the loan as needed and any amount owed was required to be paid on or before February 1st of each year. Borrowings accrued interest at a rate equal to the lesser of the maximum rate allowed by law or the Prime Rate for such day. No borrowings could be made between February and April of each year and interest accrued in any one month was required to be paid on the first of the next month.
On October 11, 2012, the Loan Agreement was amended to expire on October 10, 2013 and any amount owed was required to be paid on or before March 1st of each year.
On January 11, 2013, the $5,000,000 Revolving Loan Agreement (the Loan Agreement) was amended to permit the Company to enter into a $50,000,000 Revolving Loan Agreement (Additional Credit Facility I) with Amegy.
On January 11, 2013, the Company and Amegy executed Additional Credit Facility I. The Company could borrow and repay the loan as needed, not to exceed $50,000,000, through March 29, 2013, and $40,000,000, through April 30, 2013. All borrowings were required to be paid on or before April 30, 2013. Borrowings accrued interest at a rate equal to the lesser of the maximum rate allowed by law or the Wall Street Journal Prime Rate for the

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

(8)	Revolving Lines of Credit (Continued)
days outstanding. Proceeds of borrowings from Additional Credit Facility I were to be used solely to fund the Company’s Fee Advance and Loan Program during fiscal 2013 (Note 3).
Pursuant to Additional Credit Facility I, the Company paid a commitment fee of $500,000 to Amegy, of which $250,000 was passed on in connection with the note receivable, and these amounts were recorded as interest expense and income, respectively, for the year ended June 30, 2013.
On October 10, 2013, the Loan Agreement was amended to expire on January 10, 2014.
On January 10, 2014, the Loan Agreement was amended and restated to allow the Company to borrow and repay as needed up to $10,000,000 from December 1st to February 15th of each year and up to $5,000,000 at all other times and extend the expiration date to January 9, 2015.
On January 10, 2014, the Company entered into a $21,000,000 Revolving Loan Agreement with Amegy (Additional Credit Facility II). The Company could borrow and repay the loan as needed, not to exceed $21,000,000 through March 28, 2014. All borrowings were required to be paid on or before March 28, 2014. Borrowings accrued interest at a rate equal to the lesser of the maximum rate allowed by law or the Wall Street Journal Prime Rate for the days outstanding. Proceeds of borrowings from Additional Credit Facility II were used solely to fund the Company’s Fee Advance and Loan Program during fiscal 2014 (Note 3).
Amounts outstanding under both the Loan Agreement and Additional Credit Facility I and II are secured by a lien on substantially all of the Company’s personal and real property, including all of its outstanding members’ units, and are guaranteed by the Company and SBTPG. In addition, the Company is required to maintain certain financial ratios and meet certain reporting requirements to the lender. As of September 30 and June 30, 2014, no amounts were outstanding on any of the agreements with Amegy.
In connection with the definitive agreement entered into as discussed in Note 2, on September 24, 2014, the Company also entered into a $15,000,000 Revolving Loan Agreement with Green Dot Corporation (“Green Dot Facility”). The Company could borrow and repay the loan as needed from October 1, 2014 through November 24, 2014. All borrowings were required to be paid on or before November 24, 2014. Borrowings accrued interest at a rate equal to the lesser of the maximum rate allowed by law or the Wall Street Journal Prime Rate plus two percent for the days outstanding. Proceeds of borrowings from the Green Dot Facility are to be used to fund the Company’s Fee Advance and Loan Program or for working capital or general corporate purposes during the term of the agreement. Amounts outstanding under the Green Dot Facility are secured by a lien on substantially all of the Company’s personal and real property, including all of its outstanding members’ units, and are guaranteed by the Company and SBTPG. In addition, the Company is required to maintain certain financial ratios and meet certain reporting requirements to the lender. As of September 30, 2014, no amounts were outstanding on the Green Dot Facility.

(9)	Employee Benefit Plan
Effective May 2, 2013, the Company adopted a profit sharing and 401(k) plan for its employees (Plan), which allows participants, effective June 2, 2013, to make contributions of up to 100% of base compensation, subject to certain limitations. Pursuant to the Plan, the Company may make safe harbor contributions each year. For the periods ended September 30, 2014 and September 30, 2013, the Company contributed $43,463 and $36,144, respectively, to the above plans.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

(10)	Related Party Transactions
On January 14, 2010, the Company entered into an agreement with a private investment company which holds a significant membership interest in the Company. Pursuant to the agreement, among other things, the private investment company is to provide ongoing consulting services to the Company. The Company incurred $0 and $150,000 for consulting services during the three months ended September 30, 2014 and September 30, 2013, respectively. As of September 30, 2014 and June 30, 2014, included in accounts payable and other liabilities was $0 and $313,921, respectively, due to the private investment company.
Also, on January 14, 2010, the Company entered into an agreement, as amended on March 15, 2011 and September 17, 2014, with a financial services company to provide various accounting and administrative services. A majority of the members of the Company also hold a majority interest in this financial services company. Approximately $69,000 was paid under this agreement during each of the periods ended September 30, 2014 and September 30, 2013, respectively. As of September 30, 2014 and June 30, 2014, included in accounts payable and other liabilities was $22,917 and $22,917, respectively, due to the financial services company.

(11)	Commitments and Contingencies

(a)	Operating Lease Commitments
The Company is party to multiple leases for office facilities located in La Jolla and San Diego, California expiring through October 2022. A deferred rent liability of $2,072,173 and $2,084,920 was recorded as of September 30, 2014 and June 30, 2014, respectively, to record lease escalation provisions on a straight-line basis over the terms of the leases and to record leasehold improvement incentives from the landlord during fiscal 2013 in the amount of $1,109,425, and is included in accounts payable and other liabilities. As of September 30, 2014, the approximate future minimum rental payments under these operating leases are as follows:

For the years ending June 30,	Amount

2015	$1,158,000
2016	1,203,000
2017	1,251,000
2018	1,288,000
2019	1,269,000
Thereafter	4,553,000

$10,722,000

Total facilities lease expense recorded in other selling, general and administrative costs was $269,052 and $389,328 for the three months ended September 30, 2014 and September 30, 2013, respectively.

(b)	Other Commitments
The Company is party to a contract with a vendor which provides the Company a customer access license as well as maintenance and support thereon.  The contract’s annual period runs from May to April and the agreement expires in October 2017.  The precise contract terms, including minimum amounts, are negotiated annually based on projected volumes for each tax season.  For the contract period ended April 30, 2014, the Company’s commitment under this contract was adjusted from the originally negotiated $9,700,000 to $10,495,316 (based on actual volumes).  Although the annual commitments through fiscal 2017 have not

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)

(A Limited Liability Company)

(11)	Commitments and Contingencies (continued)
yet been finalized, management currently expects the customer access license to be at least $9,700,000 for each of the remaining years of the contract.

(c)	Contingencies and Lawsuit
The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, statement of income, or liquidity.